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                                                                     EXHIBIT  21

                                  Subsidiaries
                                  ------------


        Name                                        State of Incorporation
---------------------------                         ----------------------

Neoware Licensing, Inc.                             Delaware

Neoware Investments, Inc.                           Delaware